EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tortoise Energy Infrastructure Corporation does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Energy Infrastructure Corporation for the period ended May 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Energy Infrastructure Corporation for the stated period.

/s/ P. Bradley Adams
P. Bradley Adams
Chief Executive Officer, Principal Financial Officer and Treasurer
Tortoise Energy Infrastructure Corporation

Dated: August 7, 2020

This certification is being furnished pursuant to Item 13(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Tortoise Energy Infrastructure Corporation for purposes of Section 18 of the Securities Exchange Act of 1934.